UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2009

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Loral Space & Communications Inc. (the "Company" or "Loral") on May 19, 2009 (the "Annual Meeting"), stockholders approved the proposal to ratify the amendment and restatement of the Company’s Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), which had previously been accepted for filing on December 23, 2008 by the Secretary of State of the State of Delaware pursuant to an order of the Court of Chancery of the State of Delaware, and which eliminated previously-designated series of Preferred Stock and authorized a new series of Non-Voting Common Stock. At the Annual Meeting, stockholders also approved the proposal to further amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of Voting Common Stock to 50,000,000 shares and the number of authorized shares of Non-Voting Common Stock to 20,000,000 shares and to eliminate the prohibition on the issuance of nonvoting equity securities. Accordingly, on May 19, 2009, Loral filed a Restated Certificate of Incorporation, attached hereto as Exhibit 2.1 and incorporated by reference herein, reflecting the proposals approved at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

2.1 Restated Certificate of Incorporation of Loral Space & Communications Inc. dated May 19, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

May 20, 2009	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Restated Certificate of Incorporation of Loral Space & Communications Inc. dated May 19, 2009